Exhibit 99.1

Name	Position	2007 Base Salary	2006 Cash Bonus

	President and Chief
Dean Jernigan	Executive Officer	$610,000	$561,000	*

Christopher P. Marr	Chief Financial Officer	$410,000	$300,000

	Executive Vice
	President, General
Kathleen A. Weigand	Counsel and Secretary	$330,000	$200,000

	Senior Vice President,
Stephen R. Nichols	Operations	$275,000	$40,000

	Senior Vice President
	and Chief Accounting
Timothy M. Martin	Officer	$225,000	$100,000

 * Of the $561,000 cash bonus to Mr. Jernigan, $175,000 was approved by the Compensation Committee and paid to Mr. Jernigan in December 2006.